Consent of Independent Certified Public Accountants

   We have issued our report dated December 16, 1999 accompanying the financial statements of Van Kampen American Capital Equity Opportunity Trust, Series 84 as of October 31, 1999 and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                  Grant Thornton LLP


Chicago, Illinois
February 23, 2000